Exhibit 99.1

925 North Eldridge Parkway Houston, TX 77079 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE	May 2, 2022

ConocoPhillips Announces Executive Leadership Changes

Houston – ConocoPhillips (NYSE: COP) today announced that Tim Leach, previously executive vice president, Lower 48, has become advisor to the chief executive officer, effective May 1, 2022. In addition to his new role, Leach will continue serving as a member of the company’s board of directors.

In conjunction with this change, the company also announced that Jack Harper, previously president, Permian for ConocoPhillips, and former president of Concho Resources, has assumed the role of executive vice president, Lower 48 and joined the ConocoPhillips executive leadership team, effective May 1, 2022. Harper has more than 25 years of experience leading operations, finance, corporate planning/strategy, capital markets and business development functions.

“Tim is an industry visionary who founded Concho in 2004 and grew it into one of the Permian’s largest and best-run producers. He has been instrumental in guiding our Lower 48 organization and driving value from the Concho transaction,” said Ryan Lance, ConocoPhillips chairman and chief executive officer. “He and I share a similar philosophy for this industry, and I am pleased that we will continue benefiting from his significant experience and strategic relationships in his new role and as a member of the board of directors. I am also pleased to welcome Jack to our executive leadership team. He is a proven leader who will ensure that our Lower 48 organization does its part in delivering on the company’s Triple Mandate of meeting energy transition pathway demand, generating competitive returns on and of capital and achieving our net-zero emissions ambition.”

“We ushered in a new era of energy leadership with the strategic combination of the ConocoPhillips and Concho assets, operations and teams. I am so proud of what we have accomplished thus far and look forward to continuing to work with Ryan to deliver value for ConocoPhillips,” said Leach. “I have also had the pleasure of working with Jack for close to 20 years. He brings tremendous experience and a true passion for this business, and I look forward to seeing Jack continue driving efficiency and value across the company’s low cost of supply Lower 48 business.”

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 14 countries, $91 billion of total assets and approximately 9,900 employees at Dec. 31, 2021. Production including Libya averaged 1,567 thousand barrels of oil equivalent per day for the 12 months ended Dec. 31, 2021, and proved reserves were 6.1 billion barrels of oil equivalent as of Dec. 31, 2021. For more information, go to www.conocophillips.com.

Contacts

Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflict between Russia and Ukraine and the global response to it, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following the acquisition of assets from Shell (the “Shell Acquisition”) or any other announced or any future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflict between Russia and Ukraine; the ability to successfully integrate the assets from the Shell Acquisition or achieve the anticipated benefits from the transaction; unanticipated difficulties or expenditures relating to the Shell Acquisition; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cyber attacks or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.